EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

William C. Owens as Chief Executive Officer and President of Owens Financial Group, Inc., the General Partner of Owens Mortgage Investment Fund, a California Limited Partnership (the “Registrant”), and Bryan H. Draper, as Chief Financial Officer and Secretary of Owens Financial Group, Inc., hereby certify, pursuant to 18 U.S.C. § 1350, that:

(1) the Registrant’s Report on Form 10-Q/A for the period ended March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the applicable requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

/s/ William C. Owens William C. Owens Chief Executive Officer and President of Owens Financial Group, Inc., General Partner October 17, 2005

/s/ Bryan H. Draper Bryan H. Draper Chief Financial Officer and Secretary of Owens Financial Group, Inc., General Partner October 17, 2005